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                                                                      EXHIBIT 23
                                                                      ----------


                        CONSENT OF INDEPENDENT AUDITORS

   We consent to the incorporation by reference in this Annual Report on Form 10-K of Chiquita Brands International, Inc. of our report dated March 19, 2002, included in the 2001 Annual Report to Shareholders of Chiquita Brands International, Inc.

   Our audits also included the financial statement schedules of Chiquita Brands International, Inc. listed in Item 14(a). These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

   We also consent to the incorporation by reference in the following Registration Statements and related prospectuses of Chiquita Brands International, Inc. of our report dated March 19, 2002, with respect to the consolidated financial statements of Chiquita Brands International, Inc. incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedules included in the Annual Report on Form 10-K for the year ended December 31, 2001.


                    Registration
       Form         No.                   Description
       ----         ------------          -----------

       S-3          33-58424              Dividend Reinvestment Plan
       S-8          33-2241               Chiquita Savings and Investment Plan
                    33-16801
                    33-42733
                    33-56572
                    333-39671
                    333-93517
       S-8          33-38147              Associate Stock Purchase Plan
       S-8          333-59063             1997 Amended and Restated Deferred
                                          Compensation Plan



/s/ Ernst and Young LLP
Cincinnati, Ohio
March 19, 2002